Exhibit 10.22.3.1

                               WAIVER AND CONSENT
                                       AND
                                 FIRST AMENDMENT
                                       TO
                       7% SENIOR SECURED CONVERTIBLE NOTE,
                              DUE NOVEMBER 29, 2004

         THIS FIRST AMENDMENT TO 7% SENIOR SECURED CONVERTIBLE NOTE, DUE NOVEMBER 29, 2004 (the "Amendment"), dated as of February 15, 2002, is entered into by and among Probex Fluids Recovery, Inc., a Delaware corporation (the "Company"), Probex Corp., a Delaware corporation ("Probex"), and ___________ ("Payee"), as nominee for _________________ ("Owner"). Terms with initial capital letters that are used herein but not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement, dated as of November 29, 2000, by and among the Company, Probex, the purchasers named therein and Wilmington Trust Company, as collateral agent, and amended by that certain First Amendment to Note Purchase Agreement, dated as of July 5, 2001 (collectively, the "NPA").

                                   WITNESSETH:

         WHEREAS, the Company and Probex. executed that certain 7% Senior Secured Convertible Note, Due November 29, 2004 made payable to Payee in the original principal amount of $_________ (the "Original Note");

         WHEREAS, the Company, Probex and Payee, by being the registered owner of the Original Note, are parties to the NPA;

         WHEREAS, Probex did not secure equity commitments for financing for its working capital and debt and equity financing or other arrangement for the construction of an initial facility using Probex proprietary technology on or prior to September 30, 2001, as contemplated by Section 10(e) of the NPA;

         WHEREAS, the parties hereto desire to amend the Original Note to the extent provided below;

         NOW,  THEREFORE,  in  consideration  of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto hereby agree as follows:

         A. Amendments to the Original Note. The Original Note is hereby amended as follows:

                  1. The first two sentences of Section 3.1 of the Original Note are deleted in their entirety and replaced with the following two sentences:

         "3.1. In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 3. At any given time the Conversion Price, whether as the initial Conversion Price ($1.40 per share) or as last adjusted, shall be the lesser of: (i) the Conversion Price otherwise computed under this Section 3 and
(ii) that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of Probex Common Stock (as presently constituted) upon conversion of the Conversion Amount based on the lowest price per share Probex has issued shares of Probex Common Stock after the date hereof or at which any other securities issued after the date hereof are

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then  convertible into such common stock, in each case as adjusted for any stock dividends, stock splits, recapitalizations or other similar events affecting the Probex Common Stock; provided, however, immediately after the consummation of the equity portion of the project financing for the construction of an initial facility using Probex proprietary technology described in Section 10(e) of the NPA, no further reduction of the Conversion Price shall made under this Section 3.1(ii)."

         B. Waiver. The Payee hereby waives the default under the Original Note arising from an Event of Default under Section 10(e) of the NPA, provided such Event of Default is cured on or before June 30, 2002.

         C. Miscellaneous.

         1. Except as specifically provided herein, the Original Note and the NPA shall remain in full force and effect. Notwithstanding anything contained herein to the contrary, the Guaranty of the Original Note made by Probex pursuant to that certain Guaranty Agreement, dated as of November 29, 2000, and all liens, mortgages, pledges and other security interests and guarantees of every kind securing the Original Note shall remain in full force and effect and continue to secure and guarantee the Original Note as amended by this Amendment.

         2. This Amendment shall not be effective unless and until the Company and Probex have received, on or prior to March 1, 2002, an executed amendment identical to this Amendment (except for the name of Payee and principal amount of the Original Note) from each of the other holders of the 7% Senior Secured Convertible Notes, Due November 29, 2004 (the "Notes") that, when taken together with principal amount the Original Note, amend not less than $11.5 million aggregate principal amount of the Notes outstanding. Probex and the Company agree to promptly offer each Holder of any of the Notes an opportunity to execute such an amendment and to promptly send the Payee copies of each such amendment executed.

         3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS  WHEREOF,  Probex Fluids  Recovery,  Inc.,  Probex Corp. and
Payee have caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                        PROBEX FLUIDS RECOVERY, INC.

                                        By:_____________________________________
                                        Its:____________________________________


                                        PROBEX CORP.

                                        By:_____________________________________
                                        Its:____________________________________

                                        OWNER:

                                        By:_____________________________________
                                        Name:___________________________________
                                        Its:____________________________________